                                                                   EXHIBIT 10.30


================================================================================



                        SECURITIES CONVERSION AGREEMENT

                                     among

                             K & F Industries, Inc.

                                      and

                The Converting Stockholders (as defined herein)




                                November 8, 1994






================================================================================

                        SECURITIES CONVERSION AGREEMENT

                               Table of Contents

                                                                                                                       Page
                                                                                                                       ----
ARTICLE I        CONVERSION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         SECTION 1.1.     Conversion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         SECTION 1.2.     Closing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE II       CONCURRENT ACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         SECTION 2.1.     Deliveries by the Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

ARTICLE III      REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         SECTION 3.1.     Organization and Status.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         SECTION 3.2.     Authorization.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         SECTION 3.3.     No Violation; Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         SECTION 3.4.     Offer or Sale of Securities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

ARTICLE IV       MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         SECTION 4.1.     Applicability of the Purchase Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         SECTION 4.2.     Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

                                        SECURITIES CONVERSION AGREEMENT dated
                                 as of November 2, 1994, among K&F Industries, Inc. (f.k.a. Opus Acquisition Corporation), a Delaware corporation (the "Issuer"), Loral Corporation, a New York corporation ("Loral"), Bernard L. Schwartz ("BLS"), Lehman Brothers Capital Partners II, L.P. ("LBCP"), Lehman Brothers Merchant Banking Portfolio Partnership L.P. ("LBMB"), Lehman Brothers Offshore Investment Partnership L.P. ("LBOP"), and Lehman Brothers Offshore Investment Partnership
                                 - Japan L.P. ("LBOJ"; and LBOJ, Loral, BLS,
                                 LBCP, LBOP and LBMB, collectively, the
                                 "Converting Stockholders").

                 The Issuer entered into an Agreement with Loral on September 2, 1994 to retire the Issuer's 14.75% Subordinated Convertible Debentures Due 2004 which were held by Loral (the "Transaction"). Pursuant to the Transaction Loral received $12,763,636.36 in cash and 4,589,938 shares of Nonvoting Common Stock of the Issuer (the "Loral Shares").

                 To obtain the cash which the Issuer paid to Loral in the Transaction, the Issuer sold to the Converting Stockholders, other than Loral, shares of the Issuer's nonvoting capital stock (the "Converting Stockholders' Shares"; and the Converting Stockholders' Shares and the Loral Shares, collectively, the "Converting Shares") as set forth opposite each Converting Stockholder's name on SCHEDULE I attached hereto.

                 Accordingly, the parties hereto agree as follows:


                                   ARTICLE I

                            CONVERSION OF SECURITIES

                  SECTION 1.1.  Conversion.        At the Closing (as defined
below), the Converting Shares shall be converted into the number and type of the Issuer's shares (the "Converted Shares") as set forth opposite each Converting Stockholder's name on SCHEDULE I attached hereto.

                  SECTION 1.2.  Closing.   (a)     The conversion of the
Converting Shares (the "Closing") will take place at the offices of O'Sullivan Graev & Karabell, 30 Rockefeller Plaza, New York, New York 10112 simultaneously with the execution of this Agreement.

                 (b) At the Closing, the Issuer shall file the Amended and Restated Certificate of Incorporation of the Issuer with the

Secretary of State of the State of Delaware, in the form attached hereto as Exhibit A. As soon as practicable after the Closing, the Issuer shall deliver to each Converting Stockholder a stock certificate, registered in the name of such Converting Stockholder, representing such Converting Stockholder's Converted Shares against delivery of stock certificates representing such Converting Stockholders' Converting Shares.

                 (c) The issuance of certificates evidencing the Converted Shares upon surrender of the Converting Shares shall be made without charge to the Converting Stockholders for any issue tax in respect thereof, or other cost incurred by the Issuer in connection with such exchange; provided, however, that the Issuer shall not be required to pay any tax that may be payable in respect of any transfer involving the issue and delivery of any certificate in a name other than that of the holder or former holder of the Converting Shares.


                                   ARTICLE II

                               CONCURRENT ACTIONS

                  SECTION 2.1. Deliveries by the Parties. Simul taneously with the execution and delivery of this Agreement the Issuer and the Converting Stockholders have executed and delivered the following items to be held in escrow by the Issuer, which items shall be deemed to have been delivered without any action on the part of the parties upon the Closing:

                 (a) the Letter Agreement dated the date hereof, amending the Amended and Restated Stockholders Agreement (the "Stockholders Agreement") dated September 2, 1994 by and among the Issuer, the Converting Stockholders and CBC Capital Partners, executed by each Converting Stockholder.

                 (b) resolutions of the Board of Directors of the Issuer approving the transactions contemplated hereby, including the Amended and Restated Certificate of Incorporation to be filed at the Closing and this Agreement; and

                 (c) the Written Consent of the Stockholders of the Issuer approving the Amended and Restated Certificate of Incorporation to be filed at the Closing.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                 The Issuer hereby represents and warrants to each Converting Stockholder as follows:

                  SECTION 3.1 Organization and Status. The Issuer is a corporation duly organized, validly existing and in good standing under the General Corporation Law of the State of Delaware and is duly qualified to transact business in each jurisdiction in which the character of its business makes such qualification necessary, except where such failure to qualify would not have a Material Adverse Effect and the Issuer has all requisite corporate power and authority and all material governmental licenses, authorizations, consents and approvals required to own, lease and operate its property and assets and to transact the business in which it is engaged.

                  SECTION 3.2. Authorization. (a) The Issuer has the requisite corporate power to execute, deliver and perform the terms and provisions of this Agreement.

                 (b) The Converted Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and free and clear of any Lien or other right or claim, except to the extent set forth in the Restated Stockholders Agreement dated September 2, 1994 among the Issuer and certain Stockholders of the Issuer (the "Stockholder Agreement"), and each Converting Stockholder will acquire good and valid title to the Converted Shares to be obtained by it free of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Converted Shares), except as provided in the Stockholders Agreement and the Issuer's Certificate of Incorporation. The issuance of the Converted Shares is not subject to any preemptive or similar rights which have not been satisfied or waived, and holders of the Converted Shares will not be entitled to any preemptive or similar rights, except as set forth in the Issuer's Certificate of Incorporation and in the Stockholders Agreement.

                  SECTION 3.3. No Violation; Consents. The execution, delivery and performance by the Issuer of this Agreement will not (i) contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality by which the Issuer is bound, (ii) conflict with or constitute a default under, or give rise to any right of termination or acceleration under any indenture, loan agreement, contract, lease or other agreement to which the Issuer is a party or by which it or any of its property or assets is bound or to which it may be subject, or (iii) violate any provision of the certificate of incorporation or by-laws of the Issuer. No consent, authorization or order of, or filing or registration with, any court or governmental department, agency or authority is required for the execution, delivery and performance of this Agreement by the Issuer.

                  SECTION 3.4. Offer or Sale of Securities. Neither the Issuer nor anyone acting on its behalf has offered or sold or will offer or sell any securities or has taken any other action that would subject this securities conversion to the registration provisions of the Securities Act of 1933, as amended.



                                   ARTICLE IV

                                 MISCELLANEOUS

                  SECTION 4.1. Applicability of the Purchase Agreement. The parties hereto acknowledge and agree that the Converted Shares obtained hereunder shall be subject to all the terms, conditions and provisions relating to transfer restrictions contained in the Securities Purchase Agreement dated as of April 27, 1989 among the Issuer, BLS and Lehman Brothers Holdings, Inc. (formerly known as Shearson Lehman Hutton Holdings Inc.) and to all of the provisions of the Stockholders Agreement.

                  SECTION 4.2. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to principles of conflicts of laws).

                 IN WITNESS WHEREOF, each of the undersigned has duly executed the Securities Conversion Agreement as of the 8th day of November, 1994.

                                        K&F INDUSTRIES, INC.



                                        By:       KENNETH M. SCHWARTZ
                                           ------------------------------
                                           Name:  Kenneth M. Schwartz
                                           Title: Vice President


                                        LORAL CORPORATION



                                        By:       MICHAEL TARGOFF
                                           ------------------------------
                                           Name:  Michael Targoff
                                           Title: Senior Vice President


                                                  BERNARD L. SCHWARTZ
                                           ------------------------------
                                                  Bernard L. Schwartz

                                        LEHMAN BROTHERS CAPITAL
                                        PARTNERS II, L.P.

                                        By: Lehman Brothers Holdings Inc.,
                                            General Partner

                                        By:________________________________
                                           Name:
                                           Title:


                                        LEHMAN BROTHERS MERCHANT
                                        BANKING PORTFOLIO PARTNERSHIP, L.P.

                                        By: Lehman Brothers Merchant
                                            Banking Partners Inc., General
                                            Partner


                                        By:________________________________
                                           Name:
                                           Title:


                                        LEHMAN BROTHERS OFFSHORE
                                        INVESTMENT PARTNERSHIP, L.P.

                                        By: Lehman Brothers Offshore
                                            Partners Ltd., General Partner


                                        By:________________________________
                                           Name:
                                           Title:


                                        LEHMAN BROTHERS OFFSHORE
                                        INVESTMENT PARTNERSHIP - JAPAN L.P.

                                        By: Lehman Brothers Offshore
                                            Partners Ltd., General Partner


                                        By:________________________________
                                           Name:
                                           Title:

                                                                      SCHEDULE I

                                                   Converting Shares                           Converted Shares
                                             ---------------------------        ------------------------------------------------
                                                              Series A
                                                              Nonvoting                                               Series A
                                              Nonvoting      Convertible          Class A           Class B          Convertible
 Converting Stockholders                     Common Stock     Preferred         Common Stock      Common Stock        Preferred
 -----------------------                     ------------    -----------        ------------      ------------       -----------
 Bernard L. Schwartz                           687,273                             687,273

 Loral Corporation                           4,589,938                                              4,589,938

 Lehman Brothers Capital
 Partners II, L.P.                                             42,232                                                   42,232

 Lehman Brothers Merchant
 Banking Portfolio Partnership, L.P.                           61,891                                                   61,891

 Lehman Brothers Offshore Investment                           17,015                                                   17,015
 Partnership, L.P.

 Lehman Brothers Offshore                                       6,498                                                    6,498
 Investment Partnership -Japan L.P.

                                                                       EXHIBIT A

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             K & F INDUSTRIES, INC.

                                   * * * * *

                 K & F Industries, Inc., a Delaware corporation, hereby certifies that this Amended and Restated Certificate of Incorporation, restating, integrating and amending its Certificate of Incorporation originally filed by it with the Secretary of State of the State of Delaware on March 13, 1989, under the name Opus Acquisition Corporation, was duly adopted by the directors and stockholders in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

                 FIRST: The name of the Corporation is K & F Industries, Inc. (the "Corporation").

                 SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                 THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware.

                 FOURTH: (I) The total number of shares of stock which the Corporation shall have authority to issue is 27,100,000 consisting of (a) 25,600,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of which 21,000,000 shares shall be Class A Common Stock (the "Class A Common Stock"), and 4,600,000 shares shall be Class B Common Stock (the "Class B Common Stock") and (b) 1,500,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of which 1,027,635 shares will be designated Series A Convertible Preferred Stock (the "Series A Preferred Stock").

                          (II)  Preferred Stock may be issued from time to time
in one or more series with such distinctive designations as may be stated in the resolution or resolutions providing for the issue of such stock from time to time adopted by the Board of Directors. The resolution or resolutions providing for the issue of shares of a particular series shall fix, subject to applicable laws and provisions of this ARTICLE FOURTH, the designation, rights, preferences and limitations of the shares of each such series. The authority of the Board of Directors in respect to each series shall include, but not be limited to, determination of the following:

                 (a) the consideration for which such Preferred Stock shall be issued;

                 (b) the number of shares constituting such series, including the authority to increase or decrease such number, and the designation of such series;

                 (c) the divided rate of the shares of such series, whether the dividends shall be cumulative and, if so, the date from which they shall be cumulative, and the relative rights or priority, if any, of payment of dividends on shares of such series;

                 (d) the right, if any, of the Corporation to redeem shares of such series and the terms and conditions of such redemption;

                 (e) the rights of the shares in case of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of such series;

                 (f) the obligation, if any, of the Corporation to retire shares of such series pursuant to a retirement or sinking funds of a similar nature or otherwise and the terms and conditions of such obligation;

                 (g) the terms and conditions, if any, upon which shares of such series shall be convertible into or exchange able, at the option of the Corporation or the holder, for shares of stock of any other class or classes or debt securities of the Corporation, including the price or prices or the rate or rates of conversion of exchange and terms of adjustment, if any;

                 (h) the voting rights and requirements, if any, of the shares of such series, in addition to any voting rights required by law; and

                 (i) any other rights, preferences or limitations of shares of such series.

                      (III) The designations, voting powers, preferences and relative, participating, optional and other special rights of the shares of the Series A Preferred Stock, and the qualifications, limitations or restrictions thereof are as follows:

                 (1)  Dividends and Distributions.

                 (A) Subject to the prior and superior rights of the holders of any shares of any series of preferred stock ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the shares of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends payable in cash or in kind respectively, commencing on the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to the aggregate per share amount of all cash dividends, and equal to the aggregate per share amount (payable in the same form as payment to the holders of Common Stock) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, declared on the Common Stock since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after July 27, 1989 (the "Original Issue Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominatorof which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) above simultaneously with the declaration of a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock) with identical payment dates. No dividend shall be declared or paid on the Common Stock unless the immediately preceding sentence shall have been complied with.

                 (2) Voting Rights. In addition to any other voting rights required by law, holders of shares of Series A Preferred Stock shall have only the following voting rights:

                 (A) Subject to the provision for adjustment hereinafter set forth, the holders of Series A Preferred Stock shall have the right to vote on the election or removal of directors of the Corporation and on all other matters to be voted on by the holders of Common Stock of the Corporation and shall be entitled to one vote for each share of Series A Preferred Stock held. In the event the Corporation shall at any time after the Original Issue Date
(i) declare any dividend on Common Stock payable in shares of Common Stock,
(ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multi plying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 (B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                 (C) Except as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                 (3)  Certain Restrictions.

                 (A) Whenever dividends or distributions payable on the Series A Preferred Stock as provided in ARTICLE FOURTH (1) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                      (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
                 up) to the Series A Preferred Stock;

                      (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;


                      (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
                 up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                      (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                 (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this ARTICLE FOURTH (3), purchase or otherwise acquire such shares at such time and in such manner.

                 (4)  Conversion of Series A Preferred Stock.

                 (A) Subject to and upon compliance with the provi sions of this Amended and Restated Certificate of Incorporation and subject to the provisions for adjustment hereinafter set forth, each record holder of shares of Series A Preferred Stock shall be entitled at any time and from time to time to exchange each share of Series A Preferred Stock held by such holder for ten shares of Class A Common Stock. Each exchange of shares of Series A Preferred Stock for Class A Common Stock shall be effected by the surrender of the certificate or certificates evidencing the shares of Series A Preferred Stock to be exchanged at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series A Preferred Stock) at any time during its usual business hours, together with written notice by the holder of such shares of Series A Preferred Stock, stating that such holder desires to exchange the shares, or a stated number of shares, of Series A Preferred Stock evidenced by such certificate or certificates into shares of Class A Common Stock. Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates evidencing shares of Class A Common Stock shall be issued and shall include instructions for delivery thereof. Receipt of such notice together with the certificates evidencing the shares of Series A Preferred Stock to be exchanged shall obligate the Corporation to issue shares of Class A Common Stock as specified in such notice. Promptly after such surrender and the receipt of such written notice, the corporation shall issue and deliver in accordance with such instructions the certificate or certificates evidencing the shares of Class A Common Stock issuable upon such exchange. Such exchange, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such written notice shall have been received by the Corporation, and at such time the rights of the holder of such shares of Series A Preferred Stock to be exchanged as such holder shall cease and the person or persons in whose name or names any certificate or certificates evidencing shares of Class A Common Stock to be issued upon such exchange shall be deemed to have become the holder or holders of record of the shares of Class A Common Stock to be evidenced thereby. The Corporation shall be entitled to rely conclusively, as to the truth of the statements made therein, on such written notice, and the Corporation shall not be liable to any person with respect to any action taken or omitted to be taken by it in connection with such exchange in reliance on the statements made in such written notice.

                 (B) Notwithstanding the foregoing, upon (a) the consummation of a public offering by any of the Corporation, Aircraft Braking Systems Corporation, a wholly owned sub sidiary of the Corporation, or Engineered Fabrics Corporation, a wholly owned subsidiary of the Corporation, of its shares of common stock pursuant to the Securities Act of 1933, as amended, (b) a merger of the Corporation with or into another person other than a merger described in ARTICLE FOURTH (8) herein, (c) a sale of all or substantially all of the assets of the Corporation, any capital reorganization or any reclassification of the capital stock of the Corporation (other than a change in par value or as a result of a stock dividend or subdivision, split-up, combination of shares) or (d) the exercise by the holders of Common Stock or Series A Preferred Stock of their Put Sale Option or Tag-Along Right as set forth in the Amended and Restated Stockholders Agreement dated as of September 2, 1994 among the Corporation and the other parties thereto (each such event, an "Event of Conversion"), all shares of the Series A Preferred Stock, subject to the adjustment hereinafter set forth, shall, subject to compliance with any applicable filing requirements (and the expiration of all waiting periods) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), automatically convert into an equal number of shares of Class A Common Stock. In the event the Corporation shall at any time after the Original Issue Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the aggregate number of shares of Class A Common Stock issuable upon conversion of a share of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 (C) The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, or its treasury shares, solely for the purpose of issue upon exchange of the shares of Series A Preferred Stock, as herein provided, such number of shares of Class A Common Stock as shall then be issuable upon an exchange of all outstanding shares of Series A Preferred Stock. The shares of Class A Common Stock so issuable shall, when so issued, be duly authorized, validly issued, fully paid and nonassessable.

                 (D) Shares of Series A Preferred Stock that are exchanged for shares of Class A Common Stock as provided herein shall not be reissued as Series A Preferred Stock.

                 (E) The issue of certificates evidencing shares of Class A Common Stock upon exchange of shares of Series A Preferred Stock shall be made without charge to the holders of such shares for any issue tax in respect thereof, or other cost incurred by the Corporation in connection with such exchange; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involving the issue and delivery of any certificate in a name other than that of the holder or former holder of the Series A Preferred Stock.

                 (5) Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Cor poration in any manner whatsoever shall be retired and can celled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Series A Preferred Stock and may be reis sued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth in the Amended and Restated Certificate of Incorporation.

                 (6) Liquidation, Dissolution or Winding Up. (M) Upon any liquidation, dissolution or winding up of the Corporation (a "Liquidation"), no distribution shall be made

                      (i) to the holders of shares of Common Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the greater of (a) $84.62 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, and (b) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to ten times the aggregate amount to be distributed per share to the holders of the Common Stock, or

                      (ii)  to the holders of stock ranking on a parity
                 (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

                 (B) Pursuant to a Letter Agreement (the "Letter Agreement") dated September 2, 1994, the holders of the Series A Preferred Stock agreed to make certain payments to the holders of the Class B Common Stock upon a distribution pursuant to Section (III)(6)(A)(i) above. The Letter Agreement is hereby incorporated by reference into this Amended and Restated Certificate of Incorporation. The rights and privileges of the Class B Common Stock pursuant to the Letter Agreement shall terminate upon the conversion of all of the Series A Preferred Stock pursuant to Section 4 of Article IV of this Amended and Restated Certificate of Incorporation.

All references to the Loral Shares in the Letter Agreement shall hereby be deemed to be references to the outstanding shares of Class B Common Stock, and all references in the Letter Agreement to Section (III)(7)(i)(a) of Article IV of the Certificate of Incorporation of the Corporation shall be deemed to refer to Section (III)(6)(A)(i) of Article IV of this Amended and Restated Certificate of Incorporation. The Corporation shall take all such actions as are necessary to effect the distributions to the holders of the Class B Common Stock that are required to be made by the holders of the Series A Preferred Stock under the Letter Agreement.

                 (C) In the event the Corporation shall at any time after November 8, 1994 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of Section
(III)(6)(A)(i) above shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 (7) Consolidation, Merger, etc. In case the Cor poration shall enter into any consolidation, merger, combina tion or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Original Issue Date
(i) declare any dividend on Common Stock payable in shares of Common Stock,
(ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 (8) No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

                 (9) Rank. The Series A Preferred Stock shall rank junior with respect to payment of dividends and on liquidation to all other series of the Corporation's preferred stock that specifically provide that they shall rank senior to the Series A Preferred Stock.

                 (10) Amendment. The Amended and Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares, if any, of Series A Preferred Stock, voting separately as a class.

                        (IV) Holders of the Class B Common Stock have certain rights to receive distributions made to the holders of the Series A Preferred Stock upon a Liquidation pursuant to Article IV, Section (III)(6)(B) hereof. Except as provided in Article IV, Section (III)(6)(B) hereof, or as otherwise expressly provided in this Amended and Restated Certificate of Incorporation, all outstanding shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

                 (1) When, as and if dividends or distributions are declared on outstanding shares of Common Stock, whether pay able in cash, in property or in securities of the Corporation (other than shares of Common Stock), the holders of outstand ing shares of Common Stock, shall be entitled to share equal ly, share for share, in such dividends and distributions. If dividends or distributions are declared on outstanding shares of Common Stock that are payable in shares of, or in subscrip tion or other rights to acquire shares of, Common Stock, such dividends shall be declared at the same rate on the outstand ing shares of Class A Common Stock and the outstanding shares of Class B Common Stock, but shall be payable only in shares or in subscription or other rights to acquire shares, as the case may be, of Class A Common Stock to holders of outstanding shares of Class A Common Stock and Class B Common Stock to holders of outstanding shares of Class B Common Stock.

                 (2) Upon any Liquidation, the holders of Common Stock shall be entitled to share equally, share for share, in the assets of the Corporation to be distributed among the holders of shares of the Common Stock. Additionally, the holders of outstanding shares of Class B Common Stock shall have the rights and privileges set forth in Article IV, Section III(6)(B) hereof.

                 (3) If the Corporation shall in any manner sub divide or combine the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock shall be correspondingly subdivided or combined, as the case may be.

                 (4) The holders of outstanding shares of Common Stock shall have the right to vote on the election or removal of the directors of the Corporation and on all other matters to be voted on by the stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock held.

                 (5) The Amended and Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Class B Common Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares, if any, of Class B Common Stock voting separately as a class.

                 (6) The Corporation shall not authorize or issue any additional shares of the Class B Common Stock without the affirmative vote of the holders of a majority or more of the outstanding shares, if any, of the Series A Preferred Stock.

                 (7) Any shares of Class B Common Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Class B Common Stock and may be reissued as part of a new series of common stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth in the Amended and Restated Certificate of Incorporation.

                 FIFTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws of the Corporation to the extent provided in the by-laws.

                 SIXTH: (1)(a) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve inten tional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

                 (b) If the General Corporation Law of the State of Delaware is hereafter amended to further eliminate or limit the liability of a director of a corporation, then a director of the Corporation, in addition to the circumstances set forth herein, shall not be liable to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

                 (2)(a) Each person who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partner ship, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by applicable law. The right to indemnification conferred in this ARTICLE SIXTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by applicable law. The right to indemnification conferred in this ARTICLE SIXTH shall be a contract right.

                 (b) The Corporation shall determine the right of any person to receive indemnification as provided hereunder in accordance with the provisions of applicable law.

                 (3) The rights and authority conferred in this ARTICLE SIXTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation or the by-laws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

                 (4) Neither the amendment nor repeal of this ARTICLE SIXTH nor the adoption of any provision of this Certificate of Incorporation or the by-laws of the Corporation or of any statute inconsistent with this ARTICLE SIXTH shall eliminate or reduce the effect of this ARTICLE SIXTH in respect of any acts or omissions occurring prior to such amendment or repeal or such adoption of an inconsistent provision.

                 SEVENTH: The Corporation shall have power to pur chase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of the State of Delaware.

                 EIGHTH: The Corporation reserves the right to amend this Amended and Restated Certificate of Incorporation in any manner permitted by the General Corporation Law of the State of Delaware, as amended from time to time, and all rights and powers conferred herein on stockholders, directors and offi cers, if any, are subject to this reserved power.

                 IN WITNESS WHEREOF, said Corporation has caused this Amended and Restated Certificate to be signed by its Vice President and attested to by its Assistant Secretary, this 8th day of November, 1994.


                                        K & F INDUSTRIES, INC.


                                        By: KENNETH M. SCHWARTZ
                                            ---------------------
                                            Kenneth M. Schwartz,
                                              Vice President


ATTEST: LISA F. STEIN-MCMEEKIN
        Lisa F. Stein-McMeekin
          Asst. Secretary